EXHIBIT 23.1

       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113590 on Form S-3 and Nos. 33-35357, 333-104249, and 333-
80577, all on Form S-8, of our report dated June 28, 2005, appearing in this Annual Report on Form 11-K of Giant Industries, Inc. and Affiliated Companies 401(k) Plan for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona

June 28, 2005